AMENDMENT NO. 1

Dated as of March 1, 2006

to

BEAR STEARNS ASSET BACKED SECURITIES I LLC,

Depositor

TERWIN ADVISORS LLC,

Seller

U.S. BANK NATIONAL ASSOCIATION,

Trustee

WELLS FARGO BANK, N.A.

Securities Administrator, Master Servicer, Backup Servicer and Swap Administrator

and

SPECIALIZED LOAN SERVICING LLC

Servicer

POOLING AND SERVICING AGREEMENT

Dated as of December 1, 2005

Terwin Mortgage Trust 2005-18ALT

ASSET-BACKED CERTIFICATES, TMTS SERIES 2005-18ALT

THIS AMENDMENT NO. 1, dated as of March 1, 2006 (the “Amendment”), to the POOLING AND SERVICING AGREEMENT, dated as of December 1, 2005, among BEAR STEARNS ASSET BACKED SECURITIES I LLC, as the depositor (the “Depositor”), TERWIN ADVISORS LLC, as the Seller (the “Seller”), U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”), WELLS FARGO BANK, N.A., as master servicer (the “Master Servicer”), as securities administrator (the “Securities Administrator”), as backup servicer (the “Backup Servicer”) and in its capacity as Securities Administrator, as swap administrator (the “Swap Administrator”) and SPECIALIZED LOAN SERVICING LLC, as servicer (“SLS” or the “Servicer”).

W I T N E S S E T H

WHEREAS, the Depositor, the Seller, the Servicer, the Securities Administrator, the Backup Servicer and the Trustee entered into the Pooling and Servicing Agreement;

WHEREAS, Section 11.01 of the Pooling and Servicing Agreement permits amendments to the Pooling and Servicing Agreement from time to time by the Depositor, the Servicer, the Master Servicer, the Backup Servicer, the Seller, the Securities Administrator and the Trustee without the consent of any of the Certificateholders, in connection with the appointment of a successor Servicer, to modify, eliminate or add to any of the servicing provisions contained in this Agreement;

WHEREAS, the Depositor, the Servicer, the Master Servicer, the Backup Servicer, the Seller, the Securities Administrator and the Trustee desire to amend certain provisions of the Pooling and Servicing Agreement in connection with the appointment of JPMorgan Chase Bank, National Association as successor servicer to SLS;

WHEREAS, the Trustee has received a letter from each Rating Agency confirming that the ratings of the Offered Certificates will not be downgraded or withdrawn by this Amendment;

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1.

DEFINED TERMS.

For purposes of this Amendment, unless the context clearly requires otherwise, all capitalized terms which are used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement.

SECTION 2.  AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT.

(a)

The following definition is hereby added to Section 1.01 of the Pooling and Servicing Agreement:

“Prepayment Interest Excess:  With respect to any Distribution Date, any interest collected by the Servicer with respect to any Mortgage Loan serviced by such Servicer as to which a Payoff occurs from the 1st day of the month through the 11th day of the month in which such Distribution Date occurs and that represents interest that accrues from the 1st day of such month to the date of such Payoff.”

(b)

The definition of “Ancillary Income” as set forth in Section 1.01 of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

“Ancillary Income:  All income derived from the Mortgage Loans, other than Servicing Fees, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges, including investment income on the applicable Collection Account and any Prepayment Interest Excess with respect to any Mortgage Loan serviced by such Servicer.  Ancillary Income does not include any Prepayment Premiums.”

(c)

The definition of “Business Day” as set forth in Section 1.01 of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

“Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, the city in which the Corporate Trust Office of the Trustee or the Paying Agent is located or financial and savings and loan institutions in the States of California, Colorado, Arizona, Minnesota or Maryland are authorized or obligated by law or executive order to be closed.”

(d)

The definition of “Prepayment Period” as set forth in Section 1.01 of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

“Prepayment Period:  With respect to any Distribution Date and any Payoff, the period commencing on the 12th of the calendar month of the immediately preceding Distributing Date (or in the case of the first Distribution Date, the 1st day) and ending on the 11th of the calendar month of such Distribution Date.  With respect to any Distribution Date and any Curtailment, the calendar month preceding the month in which such Distributing Date occurs.”

(e)

The definition of “Servicer Data Remittance Date” as set forth in Section 1.01 of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

“Servicer Data Remittance Date:  The 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day, except with respect to Payoffs, in which case the Servicer Data Remittance Date shall be three Business Days following the end of the related Prepayment Period.”

(f)

The following sentence is added to the definition of “Servicing Advance” as set forth in Section 1.01 of the Pooling and Servicing Agreement:

“Servicing Advances also include any reasonable out-of-pocket costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or an Assignment of Mortgage to the extent not recovered from the Mortgagor or otherwise payable under this Agreement.”

(g)

The following sentence is hereby deleted from Section 3.06(b) of the Pooling and Servicing Agreement:

“Any funds deposited in a Collection Account may not be invested and shall be fully insured to the full extent permitted under applicable law.”

(h)

The references to “2:00 p.m.” in Section 3.09(a)(viii) and in Section 3.21 of the Pooling and Servicing Agreement are hereby replaced with “4:00 p.m.”

(i)

The second to last sentence of the first paragraph of Section 3.13 of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

“If requested by the Servicer, the Custodian, at its expense, shall forward such Mortgage File or other requested items to the Servicer by standard overnight mail; provided, however, if the Servicer requests the items priority overnight mail, the Servicer shall be responsible for the cost of the shipping of any Mortgage File from the Custodian to the Servicer.”

(j)

The last sentence of the second paragraph of Section 3.13 of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

“If requested by the Master Servicer, the Backup Servicer or the Servicer, the Custodian, at its expense shall forward such Mortgage File or other requested items to the requesting party by standard overnight mail; provided, however, if the Servicer requests the items priority overnight mail, the Servicer shall be responsible for the cost of the shipping of any Mortgage File from the Custodian to the Servicer.”

(k)

The first paragraph of Section 3.17 of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

 “Not later than March 1 of each calendar year, (other than the calendar year during which the Closing Date occurs), the Servicer shall deliver to the Depositor, the Master Servicer and the Securities Administrator an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by such Servicer to cure such default.”

(l)

The first sentence of the first paragraph of Section 3.18 of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

“Not later than March 1 of each calendar year, (other than the calendar year during which the Closing Date occurs), the Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Servicer or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Master Servicer, the Securities Administrator and the Depositor, to the effect that with respect to the Servicer, such firm has examined certain documents and records relating to the servicing of mortgage loans which the Servicer is servicing which may include the related Mortgage Loans or similar mortgage loans, and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance with Accepted Servicing Practices, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement.”

(m)

Section 3.24 of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

“Not later than 30 days following the end of each fiscal quarter of the SLS for each fiscal quarter during which SLS was a Servicer of Mortgage Loans, commencing with the quarter ending in September 2005, SLS shall, at its expense, cause an independent third-party auditor selected by it to furnish to the Trustee, the Depositor, the Master Servicer and the Backup Servicer a report stating that the Mortgage Loans serviced by SLS are being serviced in accordance with the provisions of this Agreement or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such auditor and the nature and status thereof and the action being taken by SLS to cure such material default.  The conclusions of the auditor shall be based on a statistical sample of the Mortgage Loans serviced by SLS and a review of the SLS’s collection, default management, escrow administration, cash management, insurance administration and quality control procedures.”

(n)

Section 3.25(b) of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

“The Securities Administrator shall prepare, execute (other than the initial filings) on behalf of the Trust Fund, and file with the Securities and Exchange Commission, (i) within 15 days after each Distribution Date in each month, each Monthly Statement on Form 8-K under the Exchange Act commencing with the Distribution Date in January 2006, (ii) prior to January 30 of the first year in which the Securities Administrator is able to do so under applicable law, a Form 15 Suspension Notification with respect to the Trust Fund, if applicable and (iii) on or prior to March 31, 2006 of each calendar year for which it is required to do so under the Exchange Act, a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund.  In addition, the Form 10-K shall include the Form 10-K Certification signed by the Master Servicer.  Upon such filing with the Securities and Exchange Commission, the Securities Administrator shall promptly deliver to the Depositor a copy of any such executed report, statement or information.  Prior to making any such filings and certifications, the Securities Administrator shall comply with the provisions set forth in this Section.  The Depositor hereby grants to the Securities Administrator and the Master Servicer, as applicable, a limited power of attorney to execute and file each such document on behalf of the Depositor.  Such power of attorney shall continue until either the earlier of (i) receipt by the Securities Administrator or the Master Servicer, as applicable, from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund.  The Depositor agrees to promptly furnish to the Securities Administrator, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Securities Administrator reasonably deems appropriate to prepare and file all necessary reports with the Commission.  The Securities Administrator shall have no responsibility to file any items other than those specified in this section.”

(o)

Section 3.27 of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

“At the end of each Business Day, all servicing data related to the Mortgage Loans serviced by the SLS will be saved in an electronic medium (the “Servicing Tape”) in a format that is easily uploaded to the systems of both the Master Servicer and the Backup Servicer.  SLS or its designee shall maintain the Servicing Tape at an off-site location and shall provide ready access to the Servicing Tape to both the Master Servicer and the Backup Servicer; provided, however, that neither the Master Servicer or the Backup Servicer shall have any obligation to open or review such Servicing Tape nor to verify any information or data contained therein or to verify the presence of such Servicing tape at such location.”

(p)

The third sentence of Section 5.04 of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

“Such servicer report shall include (i) the aggregate amount of Nonrecoverable Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans (to the extent such information is available on the systems of the Servicer) as the Securities Administrator may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01 and to prepare the statements to Certificateholders contemplated by Section 5.03 and for the Securities Administrator to perform its obligations under this Agreement.”

(q)

Section 8.01(a)(vi) of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

“failure by the Master Servicer, the Backup Servicer or the Servicer to duly perform, within the required time period, its obligations under Section 3.17 or 3.18 or Section 4.16 or 4.17, as applicable, which failure continues unremedied for a period of ten (10) days (with respect to Sections 4.16 or 4.17) or fifteen (15) days (with respect to Sections 3.17 or 3.18) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer, the Backup Servicer or the Servicer, as applicable, by any party to this Agreement;”

(r)

Section 10.01 of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

“Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Seller, the Master Servicer, the Backup Servicer, the Servicer, the Securities Administrator and the Trustee created hereunder with respect to the Trust Fund (other than the obligation of the Securities Administrator, as Paying Agent to make certain payments to Certificateholders after the final Distribution Date) shall terminate upon the earlier of (a) the purchase by SLS or JPMorgan Chase Bank, National Association (as successor Servicer to SLS), as applicable, of all Mortgage Loans (and REO Properties) remaining at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus one month’s accrued interest thereon at the applicable Mortgage Rate, (ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case and related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate, (iii) any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due because of the exercise of such option and (iv) any unreimbursed Advances, Servicing Advances, Securities Administrator Fees and Servicing Fees payable to the Master Servicer, the Backup Servicer and the Servicer, and all amounts due and payable to the Securities Administrator, the Trustee and the Master Servicer hereunder, which shall be entitled to withdraw such amounts from the applicable Collection Account or Distribution Account pursuant to Section 3.09 and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of (i) 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof or (ii) the Distribution Date in January 2037.  The right to repurchase all Mortgage Loans and REO Properties by SLS above shall not arise until the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is first less than ten percent of the Aggregate Collateral Balance as of the Cut-off Date.  The right to repurchase all Mortgage Loans and REO Properties by JPMorgan Chase Bank, National Association above shall not arise until the Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is first less than five percent of the Aggregate Collateral Balance as of the Cut-off Date.”

(s)

Section 11.05(e) of the Pooling and Servicing Agreement is hereby amended and restated in its entirety as follows:

“in the case of the Master Servicer, Wells Fargo Bank, N.A., P.O. Box 98, Columbia, Maryland 21046 (or, for overnight deliveries, 9062 Old Annapolis Road, Columbia, Maryland  21045), telecopy number (410) 715-2380, Attention: Terwin Mortgage Trust 2005-18ALT”

SECTION 3.

EFFECT OF AMENDMENT.

Upon execution of this Amendment, the Pooling and Servicing Agreement shall be, and be deemed to be, modified and amended in accordance herewith and the respective rights, limitations, obligations, duties, liabilities and immunities of the Depositor, the Servicer, the Master Servicer, the Backup Servicer, the Seller, the Securities Administrator and the Trustee shall hereafter be determined, exercised and enforced subject in all respects to such modifications and amendments, and all the terms and conditions of this Amendment shall be deemed to be part of the terms and conditions of the Pooling and Servicing Agreement for any and all purposes.  Except as modified and expressly amended by this Amendment, the Pooling and Servicing Agreement is in all respects ratified and confirmed, and all the terms, provisions and conditions thereof shall be and remain in full force and effect.

SECTION 4.

BINDING EFFECT.

The provisions of this Amendment shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Depositor, the Servicer, the Master Servicer, the Backup Servicer, the Seller, the Securities Administrator and the Trustee.

SECTION 5.  EFFECTIVE DATE.

The provisions of this Amendment and the changes to the Pooling and Servicing Agreement provided for herein shall be effective as of the date hereof.

SECTION 6.  GOVERNING LAW.

This Amendment shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 7.  SEVERABILITY OF PROVISIONS.

If any one or more of the provisions or terms of this Amendment shall be for any reason whatsoever held invalid, then such provisions or terms shall be deemed severable from the remaining provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other provisions or terms of this Amendment.

SECTION 8.  SECTION HEADINGS.

The section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

SECTION 9.  COUNTERPARTS.

This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[signature pages follow]

IN WITNESS WHEREOF, the Depositor, the Servicer, the Master Servicer, the Backup Servicer, the Seller, the Securities Administrator and the Trustee, have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

BEAR STEARNS ASSET BACKED
SECURITIES I LLC,

as Depositor

By:     /s/ Matthew Perkins

Name:  Matthew Perkins

Title:    CEO & President

TERWIN ADVISORS LLC,

as Seller

By:     /s/ Thomas K. Guba

Name:  Thomas K. Guba

Title:     President

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:     /s/ Melissa A. Rosal

Name:  Melissa A. Rosal

Title:    Vice President

SPECIALIZED LOAN SERVICING LLC,

as the Servicer

By:     /s/ Toby E. Wells

Name:  Toby E. Wells

Title:     S.V.P./CFO

WELLS FARGO BANK, N.A.,

as Master Servicer and Securities Administrator

By:     /s/ Craig B. Driver

Name:  Craig B. Driver

Title:    Vice President

ACKNOWLEDGED AND AGREED:

JPMORGAN CHASE BANK, NATIONAL

ASSOCIATION

as Assignee

By:     /s/ Carol C. Rothweil

Name:  Carol C. Rothweil

Title:    Vice President